Exhibit 99.1

U.S. Physical Therapy Reports Third Quarter and Nine Months Results

HOUSTON--(BUSINESS WIRE)--November 4, 2010--U.S. Physical Therapy, Inc. (NasdaqGS:USPH), a national operator of outpatient physical therapy clinics, today reported results for the third quarter and nine months ended September 30, 2010.

U.S. Physical Therapy’s net income for the quarter ended September 30, 2010 increased approximately 25% to $3.9 million from $3.1 million in the third quarter of 2009. Diluted earnings per share rose to $.33 from $.26.

Net income for the nine months ended September 30, 2010 increased approximately 21% to $11.5 million as compared to $9.5 million for the first nine months of 2009. Diluted earnings per share increased to $.97 from $.80.

Third Quarter 2010 compared to Third Quarter 2009

  Net revenue increased 4.6% from $51,037,000 in the third quarter of 2009 to $53,398,000 in the third quarter of 2010, due to an increase in average net patient revenue per visit of $3.69, or 3.6%, from $103.42 to $107.11 and an increase of 0.8% in patient visits from 479,000 to 483,000.
  Gross margin increased 180 basis points to 27.2% for the 2010 third quarter as compared to 25.4% in the 2009 third quarter. Total clinic operating costs were $38,867,000, or 72.8% of net revenue in the third quarter of 2010, as compared to $38,052,000, or 74.6% of net revenue, in the 2009 period. Clinic salaries and related costs were 52.4% of net revenue for the 2010 period versus 52.6% for the 2009 period. Rent, clinic supplies, contract labor and other costs as a percentage of net revenue were 19.0% for the 2010 period versus 19.9% for the 2009 comparable period. The provision for doubtful accounts was 1.3% of net revenue in the third quarter of 2010 as compared to 2.0% in the 2009 third quarter.
  Corporate office costs were $5,798,000, or 10.9% of net revenue, in the third quarter of 2010 versus $5,790,000, or 11.3% of net revenue, in the 2009 third quarter.
  Operating income increased in the third quarter of 2010 by 21.4% to $8,733,000 from $7,195,000 for the 2009 third quarter. The operating income margin percentage improved 230 basis points to 16.4% for the third quarter of 2010 as compared to 14.1% for the third quarter 2009.
  Provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interests was 39.3% for the 2010 third quarter and 38.8% for the 2009 third quarter.
  Net income attributable to common shareholders in the third quarter of 2010 rose 25.0% to $3,875,000 from $3,101,000 in the third quarter of 2009. Diluted earnings per share increased to $.33 from $.26.
  Same store revenues for de novo and acquired clinics open for one year or more were basically flat as average net rate per visit increased by 3.3% while same store visits decreased by 3.7%.
  The Company ended the third quarter of 2010 with 372 clinics. During the period, the Company opened five start-up de novo clinics and closed two clinics.

Nine Months 2010 compared to Nine Months 2009

  Net revenue increased 4.6% from $150,993,000 in the first nine months of 2009 to $157,906,000 in the 2010 period, due to an increase in average net patient revenue per visit of $2.95, or 2.9%, from $102.50 to $105.45 and an increase of 1.4% in patient visits from 1,430,000 to 1,449,000.
  Gross margin increased 90 basis points to 26.9% for the 2010 nine months as compared to 26.0% in the comparable period in 2009. Total clinic operating costs were $115,403,000, or 73.1% of net revenue in the first nine months of 2010, as compared to $111,805,000, or 74.0% of net revenue, in 2009. Clinic salaries and related costs as a percentage of net revenue remained constant at approximately 52.0% for both periods. Rent, clinic supplies, contract labor and other costs as a percentage of net revenue were 19.3% for the 2010 first nine months versus 20.2% in 2009. The provision for doubtful accounts was approximately 1.6% of net revenue in the first nine months of 2010 and 1.7% in the first nine months of 2009.
  Corporate office costs were $17,114,000, or 10.8% of net revenue, in the 2010 period versus $17,049,000, or 11.3% of net revenue, in the 2009 period.
  Operating income increased in the first nine months of 2010 by 14.7% to $25,389,000 from $22,139,000 for the 2009 nine months. The operating income margin percentage of 16.1% for the first nine months of 2010 was an improvement of 140 basis points as compared to 14.7% for the first nine months of 2009.
  Other income in the 2010 period included a pre-tax gain of $578,000 in the first quarter from the sale of a five clinic joint venture.
  Provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interests was 39.3% for the 2010 period and 39.1% for the 2009 period.
  Net income attributable to common shareholders in the 2010 first nine months rose 21.3% to $11,498,000 from $9,477,000 in 2009. Diluted earnings per share increased to $.97 from $.80.
  Same store revenues for de novo and acquired clinics open for one year or more increased slightly. Average net rate per visit increased by 2.6% while same store visits decreased by 1.8%.
  The Company ended September 2010 with 372 clinics. During the nine month period, the Company opened 13 start-up de novo clinics, acquired five clinics, sold a five clinic joint venture and closed nine locations.

Chris Reading, Chief Executive Officer, said, “Our team has produced another period of very solid quarter and year-to-date earnings, with growth in excess of 20%. We have expanded our operating margins again this year following a strong improvement in 2009. Additionally, we have added a focused initiative called Fit2Work aimed at further diversifying our product offerings as well as beneficially altering our payor mix. Our new clinics development pipeline for de novo and acquired facilities is improving along with our operational metrics. I am very appreciative of our team’s resolve and commitment to creating opportunity and growth in spite of the challenges caused by the weak economy and high unemployment rate over the past two years.”

Larry McAfee, Chief Financial Officer, noted, “U.S. Physical Therapy ended the third quarter with no bank borrowings and less than $500,000 in other indebtedness. Our cash balance as of September 30, 2010 was $9.7 million. Being in a net cash position and with $50,000,000 unused and available under the Company’s credit facility, USPH is well positioned for continued organic growth plus additional acquisitions.”

U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time, on Thursday, November 4, 2010 to discuss the Company’s Third Quarter and Nine Months ended 2010 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and enter reservation number 16869402 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 120 days at this website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  revenue and earnings expectations;
  general economic conditions;
  business and regulatory conditions including federal and state regulations;
  changes as the result of government enacted national healthcare reform;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  maintaining adequate internal controls;
  availability, terms, and use of capital;
  acquisitions and the successful integration of the operations of the acquired businesses; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 372 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy was named to Forbes list of America’s 200 Best Small Companies for 2009.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net patient revenues	$51,748	$49,578	$152,823	$146,533
Management contract revenues and other revenues	1,650	1,459	5,083	4,460
Net revenues	53,398	51,037	157,906	150,993

Clinic operating costs:
Salaries and related costs	27,991	26,823	82,406	78,656
Rent, clinic supplies, contract labor and other	10,162	10,179	30,500	30,490
Provision for doubtful accounts	695	1,001	2,463	2,576
Closure costs	19	49	34	83
Total clinic operating costs	38,867	38,052	115,403	111,805

Corporate office costs	5,798	5,790	17,114	17,049

Operating income	8,733	7,195	25,389	22,139

Interest and other income, net	1	2	583	7
Interest expense	(50)	(93)	(195)	(294)

Income before taxes	8,684	7,104	25,777	21,852
Provision for income taxes	2,507	1,964	7,435	6,085

Net income including noncontrolling interests	6,177	5,140	18,342	15,767
Less: net income attributable to noncontrolling interests	(2,302)	(2,039)	(6,844)	(6,290)
Net income attributable to common shareholders	$3,875	$3,101	$11,498	$9,477

Earnings per share attributable to common shareholders:
Basic	$0.33	$0.27	$0.99	$0.81

Diluted	$0.33	$0.26	$0.97	$0.80

Shares used in computation:
Basic	11,667	11,570	11,634	11,734

Diluted	11,889	11,748	11,862	11,781

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Numerator:
Net income attributable to common shareholders	$3,875	$3,101	$11,498	$9,477

Denominator:
Denominator for basic earnings per share - weighted-average shares	11,667	11,570	11,634	11,734
Effect of dilutive securities - Stock options	222	178	228	47
Denominator for diluted earnings per share - adjusted weighted-average shares	11,889	11,748	11,862	11,781

Earnings per share attributable to common shareholders:
Basic	$0.33	$0.27	$0.99	$0.81

Diluted	$0.33	$0.26	$0.97	$0.80

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30,	December 31,
	2010	2009
	(unaudited)
ASSETS

Current assets:
Cash	$9,720	$6,429
Patient accounts receivable, less allowance for doubtful accounts of $2,226 and $1,830, respectively	23,900	22,300
Accounts receivable - other, less allowance for doubtful accounts of $81 and $42, respectively	1,500	1,331
Other current assets	2,944	2,959
Total current assets	38,064	33,019

Fixed assets:
Furniture and equipment	32,491	31,973
Leasehold improvements	19,240	19,012
	51,731	50,985
Less accumulated depreciation and amortization	38,546	36,646
	13,185	14,339
Goodwill	67,327	57,247
Other intangible assets, net	7,448	5,955
Other assets	930	869
	$126,954	$111,429

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable - trade	$1,224	$1,292
Accrued expenses	13,450	12,459
Current portion of notes payable	379	1,013
Total current liabilities	15,053	14,764
Notes payable	100	-
Revolving line of credit	-	400
Deferred rent	900	1,027
Other long-term liabilities	4,387	3,013
Total liabilities	20,440	19,204

Commitments and contingencies

Shareholders' equity:
U. S. Physical Therapy, Inc. shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized, 13,856,025 and 13,828,470 shares issued, respectively	139	138
Additional paid-in capital	44,114	43,210
Retained earnings	85,729	75,632
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total U. S. Physical Therapy, Inc. shareholders' equity	98,354	87,352
Noncontrolling interests	8,160	4,873
Total equity	106,514	92,225
	$126,954	$111,429

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(unaudited)

	Nine Months Ended September 30,
	2010	2009

OPERATING ACTIVITIES
Net income including noncontrolling interests	$18,342	$15,767
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operating activities:
Depreciation and amortization	4,276	4,439
Provision for doubtful accounts	2,463	2,576
Equity-based awards compensation expense	919	1,213
(Gain) loss on sale of business and sale or abandonment of assets, net	(350)	103
Deferred income tax	1,104	190
Other	(175)	(406)
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(3,616)	(513)
(Increase) decrease in accounts receivable - other	(169)	192
Decrease (increase) in other assets	95	(32)
Increase in accounts payable and accrued expenses	664	1,534
Increase (decrease) in other liabilities	229	(546)
Net cash provided by operating activities	23,782	24,517

INVESTING ACTIVITIES
Purchase of fixed assets	(2,670)	(3,282)
Purchase of businesses, net of cash acquired	(8,846)	-
Acquisitions of noncontrolling interests	(553)	(135)
Net proceeds on sale of fixed assets and business	897	53
Net cash used in investing activities	(11,172)	(3,364)

FINANCING ACTIVITIES
Distributions to noncontrolling interests	(7,236)	(7,429)
Purchase and retirement of common stock	(1,401)	(5,586)
Proceeds from revolving line of credit	36,800	17,450
Payments on revolving line of credit	(37,200)	(25,450)
Payment of notes payable	(734)	(1,026)
Excess tax benefit from stock options exercised	48	44
Proceeds from exercise of stock options	404	57
Net cash used in financing activities	(9,319)	(21,940)

Net increase (decrease) in cash	3,291	(787)
Cash - beginning of period	6,429	10,113
Cash - end of period	$9,720	$9,326

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$6,168	$6,946
Interest	$139	$268
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$275	$-

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES RECAP OF CLINIC DEVELOPMENT ACTIVITY

	Opened	Acquired	Sold	Closed	Number of Clinics

At December 31, 2008					360

First Quarter 2009, March 31, 2009	6	-	-	(1)	365

Second Quarter 2009, June 30, 2009	3	-	-	(2)	366

Third Quarter 2009, September 30, 2009	5	-	-	(4)	367

Fourth Quarter 2009, December 31, 2009	4	-	-	(3)	368

Year Ended, December 31, 2009	18	-	-	(10)	368

First Quarter 2010, March 31, 2010	1	5	(5)	(2)	367

Second Quarter 2010, June 30, 2010	7	-	-	(5)	369

Third Quarter 2010, September 30, 2010	5	-	-	(2)	372

Nine Months Ended, September 30, 2010	13	5	(5)	(9)	372

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
713-297-7000
or
The Ruth Group
Stephanie Carrington / Amy Glynn
646-536-7017 / 7023